UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2014

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

On October 6, 2014, Liberty Interactive Corporation (the “Company”) announced that its board of directors has authorized the repurchase of up to $650 million of its Liberty Ventures Group tracking stock. This authorization is in addition to the $350 million repurchase authorization announced in August, which may be used for the repurchase of either QVC Group tracking stock (formerly referred to as the Liberty Interactive Group) or Liberty Ventures Group tracking stock.

The Company will evaluate making purchases of Liberty Ventures Group tracking stock pursuant to this authorization after the public announcement of its earnings for the third quarter.

The specific timing and amount of actual future share repurchases will vary based on market conditions, securities law limitations and other factors. The repurchases will be made using the Company’s cash resources, and the buyback program may be suspended or discontinued at any time without prior notice.

Additionally, the Company is furnishing herewith supplemental financial information for the twelve month period ended June 30, 2014 relating to its Digital Commerce Companies (as defined therein), which is intended to reflect the performance of these companies without the BuySeasons business, which was spun off in August 2014, and the Provide Commerce business (including RedEnvelope which is expected to be shut down in early 2015), which is subject to a pending disposition to FTD Companies, Inc.

This Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 and the Digital Commerce Companies supplemental financial information attached hereto as Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Items 2.02 and 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated October 9, 2014
99.2	Digital Commerce Companies supplemental financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014

LIBERTY INTERACTIVE CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:     Vice President

EXHIBIT INDEX

9
Exhibit No.	Name

99.1	Press Release, dated October 9, 2014
99.2	Digital Commerce Companies supplemental financial information